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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders of


Telewest Communications plc:



     We consent to the incorporation by reference in the Registration Statement (Nos. 333-28613 and 28613-01) on Form S-4, as amended, of Tele-Communications, Inc. and TCI Music, Inc. of our report dated March 11, 1997 relating to the consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Annual Report on Form 10-K of Tele-Communications, Inc., and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus included within the Registration Statement.



                                                   /s/ KPMG Audit Plc

                                            ------------------------------------
                                                       KPMG Audit Plc
                                                   Chartered Accountants
                                                    Registered Auditors

London, England

June 11, 1997